 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER    , 1995

                                                         Registration No. 33-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              _________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                         SEAGULL ENERGY CORPORATION
           (Exact name of registrant as specified in its charter)

             TEXAS                                                  74-1764876
 (State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                              Identification No.)


                           1001 FANNIN, SUITE 1700
                         HOUSTON, TEXAS  77002-6714
        (Address of principal executive offices, including zip code)

                            ____________________


             SEAGULL ENERGY CORPORATION 1995 OMNIBUS STOCK PLAN
                          (Full title of the plan)



                              ROBERT W. SHOWER
            EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           1001 FANNIN, SUITE 1700
                         HOUSTON, TEXAS  77002-6714
                   (Name and address of agent for service)

                               (713) 951-4700
        (Telephone number, including area code, of agent for service)

                                  Copy to:

                                J. Mark Metts
                           Vinson & Elkins L.L.P.
                            2300 First City Tower
                          Houston, Texas 77002-6760

                       CALCULATION OF REGISTRATION FEE

====================================================================================================================
    Title of              Amount to be         Proposed maximum         Proposed maximum         Amount of
securities to be           registered            offering price             aggregate          registration fee
   registered                                      per share*            offering price*
--------------------------------------------------------------------------------------------------------------------
 Common Stock,
 $.10 par value**      1,200,000 shares             $16.9619              $20,354,280                $7019
====================================================================================================================


* Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(h), using, to the extent known, the average exercise price for outstanding options, and to the extent such price has not been determined, the average of the high and low prices reported on the New York Stock Exchange Composite Tape for the Common Stock on November 2, 1995.
**  Including associated preferred stock purchase rights.
Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced or traded separately from the Common Stock.



================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

    Seagull Energy Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act: (i) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994; (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995; and (iii) the description of the Registrant's Common Stock, par value $.10 per share ("Common Stock"), contained in the Registration Statement on Form 8-A declared effective by the Commission on January 30, 1981, together with the amendments on Form 8 filed with the Commission on January 29, 1981, January 30, 1981 and October 28, 1991.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.      DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity, as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interest. In cases not concerning conduct in his official capacity as a director or officer, a director or officer may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that his conduct was not opposed to the corporation's best interest. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

    Article VI of the Registrant's Bylaws requires the indemnification of officers and directors to the fullest extent permitted by the Texas Business Corporation Act. The Registrant also has policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

    Reference is made to Article Eleven of the Articles of Incorporation of the Registrant, which was adopted by the Registrant's shareholders on May 11, 1988 and which provides as follows:

                                "ARTICLE ELEVEN

    A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) for acts or omissions for which the liability of a director is expressly provided for by statute; or (v) for acts related to an unlawful stock repurchase or dividend payment. Any repeal or amendment of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the corporation is not liable as set forth in the preceding sentences, a director shall not be liable to the fullest extent permitted by any provision of the statutes of Texas hereafter enacted that further limits the liability of a director."


    Effective as of August 28, 1989, Article 7.06.B of the Texas Miscellaneous Corporation Laws Act was amended to read in its entirety as follows:

         "B. The articles of incorporation of a corporation may provide that a director of the corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders or members for monetary damages for an act or omission in the director's capacity as a director, except that this article does not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for:

                     (1) a breach of the director's duty of loyalty to the corporation or its shareholders or members;

                     (2) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

                     (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

                     (4) an act or omission for which the liability of a director is expressly provided for by an applicable statute."


ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.          EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

         4.1 Seagull Energy Corporation 1995 Omnibus Stock Plan (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1995).

         4.2 Articles of Incorporation of the Company, as amended, including Articles of Amendment filed May 12, 1988, May 21, 1991, and May 21, 1993 with the Secretary of State of the State of Texas, that certain Statement of Relative Rights and Preferences related to the designation and issuance of the Company's $2.25 Convertible Exchangeable Preferred Stock, Series A, filed August 6, 1986 with the Secretary of State of the State of Texas and that certain Statement of Resolution Establishing Series of Shares of Series B Junior Participating Preferred Stock of Seagull Energy Corporation filed March 21, 1989 with the Secretary of State of the State of Texas (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

         4.3 Bylaws of the Company, as amended through March 17, 1995 (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q for the quarter ended March 31, 1995).

         4.4 Rights Agreement dated as of March 17, 1989 between the Company and NCNB Texas National Bank, as Rights Agent, which includes the form of Statement of Resolution setting forth the terms of the Series B Junior Participating Preferred Stock, par value $1.00 per share, as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 4.8 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

         4.5 First Amendment to Rights Agreement by and between the Company and NationsBank of Texas, N.A. (formerly NCNB Texas National Bank) dated as of June 18, 1992 (incorporated by reference to Exhibit 3.4 to Registration Statement on Form S-3 (File No. 33-55426).

         5.1        Opinion of Vinson & Elkins L.L.P. regarding legality.

        23.1        Consent of KPMG Peat Marwick LLP.

        23.2        Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

        23.3 Consent of Ryder Scott Company, independent petroleum engineers.

        23.4 Consent of DeGolyer and MacNaughton, independent petroleum engineers.

        23.5 Consent of Netherland, Sewell and Associates, Inc., independent petroleum engineers.

        24.1 Power of Attorney (included on the signature page to this Registration Statement).


                                UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of November, 1995.

                                             SEAGULL ENERGY CORPORATION


                                             By: /s/ Robert W. Shower
                                                 ----------------------------
                                                 Robert W. Shower
                                                 Executive Vice President and
                                                  Chief Financial Officer


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                              POWER OF ATTORNEY

         Each person whose signature appears below appoints Barry J. Galt and Robert W. Shower, and both of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          SIGNATURE                               TITLE                            DATE
          ---------                               -----                            ----
    /s/ J. Evans Attwell                  Director                              November 7, 1995
--------------------------
     (J. Evans Attwell)

    /s/ Rodney W. Bridges                 Vice President and Controller         November 7, 1995
--------------------------                (Principal Accounting Officer)
     (Rodney W. Bridges)

     /s/ John W. Elias                    Executive Vice President              November 7, 1995
--------------------------                and Director
      (John W. Elias)

    /s/ Peter J. Fluor                    Director                              November 7, 1995
--------------------------
     (Peter J. Fluor)

   /s/ Barry J. Galt                      Chairman of the Board, President,     November 7, 1995
--------------------------                Chief Executive Officer and Director
     (Barry J. Galt)                      (Principal Executive Officer)


--------------------------                Director                                        , 1995
   (William R. Grant)

--------------------------                Director                                        , 1995
    (Dean P. Guerin)

--------------------------                Director                                        , 1995
  (Richard M. Morrow)

--------------------------                Director                                        , 1995
   (Dee S. Osborne)

   /s/ Sam F. Segnar                      Director                              November 7, 1995
--------------------------
    (Sam F. Segnar)

   /s/ Robert W. Shower                   Executive Vice President, Chief       November 7, 1995
--------------------------                Financial Officer and Director
    (Robert W. Shower)                    (Principal Financial Officer)


--------------------------                Director                                        , 1995
   (George M. Sullivan)

                                     -5-

                                 EXHIBIT INDEX



     Exhibit                                                                        Sequential Page
     Number                    Description                                              Number
     -----                     -----------                                          ---------------

         4.1        Seagull Energy Corporation 1995 Omnibus Stock Plan
                    (incorporated by reference to Exhibit 10.3 to Quarterly
                    Report on Form 10-Q for the quarter ended June 30, 1995).

         4.2 Articles of Incorporation of the Company, as amended, including Articles of Amendment filed May 12, 1988, May 21,
                    1991, and May 21, 1993 with the Secretary of State of the Sate of Texas, that certain Statement of Relative Rights and Preferences related to the designation and issuance of the Company's $2.25 Convertible Exchangeable Preferred
                    Stock, Series A, filed August 6, 1986 with the Secretary of
                    State of the State of Texas and that certain Statement of Resolution Establishing Series of Shares of Series B Junior
                    Participating Preferred Stock of Seagull Energy Corporation filed March 21, 1989 with the Secretary of State of the State of Texas (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q for the quarter ended June
                    30, 1993).

         4.3        Bylaws of the Company, as amended through March 17, 1990
                    (incorporated by reference to Exhibit 3.1 to Quarterly
                    Report on Form 10-Q for the quarter ended March 31, 1995).

         4.4        Rights Agreement dated as of March 17, 1989 between the
                    Company and NCNB Texas National Bank, as Rights Agent, which includes the form of Statement of Resolution setting forth the terms of the Series B Junior Particiapating
                    Preferred Stock, par value $1.00 per share, as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C
                    (incorporated by reference to Exhibit 4.8 to Quarterly
                    Report on Form 10-Q for the quarter ended June 30, 1993).

         4.5 First Amendment to Rights Agreement by and between the Company and NationsBank of Texas, N.A. (formerly NCNB
                    Texas National Bank) dated as of June 18, 1992
                    (incorporated by reference to Exhibit 3.4 to Registration
                    Statement on Form S-3 (File No. 33-55426).

         5.1        Opinion of Vinson & Elkins L.L.P. regarding legality.

        23.1        Consent of KPMG Peat Marwick LLP.

        23.2        Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

        23.3 Consent of Ryder Scott Company, independent petroleum engineers.

        23.4 Consent of DeGolyer and MacNaughton, independent petroleum engineers.

        23.5 Consent of Netherland, Sewell and Associates, Inc., independent petroleum engineers.

        24.1 Power of Attorney (included on the signature page to this Registration Statement).




                                      -6-